UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):

May 16, 2006 (May 10, 2006)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 10, 2006, JDS Uniphase Corporation (the “Company”) announced that it has commenced a private offering of $375 million aggregate principal amount of convertible senior notes due 2026. The initial purchasers may also purchase up to an additional $50 million aggregate principal amount of notes within 30 days of the initial issuance of the notes. A copy of the press release announcing the offering is attached as Exhibit 99.1.

On May 11, 2006, the Company announced that it has priced $375 million aggregate principal amount of senior convertible notes due 2026 with a coupon of 1.00%. A copy of the press release announcing the pricing is attached as Exhibit 99.2.

The information in this report, including the exhibits hereto, is being furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release entitled “JDSU to Offer $375 Million of Senior Convertible Notes” dated May 10, 2006.

99.2	Press Release entitled “JDSU Announces Pricing of $375 Million of Senior Convertible Notes” dated May 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

	By:	/s/ Christopher S. Dewees
Christopher S. Dewees Senior Vice President and General Counsel

May 15, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release entitled “JDSU to Offer $375 Million of Senior Convertible Notes” dated May 10, 2006.

99.2	Press Release entitled “JDSU Announces Pricing of $375 Million of Senior Convertible Notes” dated May 11, 2006.